Exhibit (d)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-258520) of our report dated February 27, 2023, relating to the financial statements and financial highlights, which appears in Cohen & Steers Infrastructure Fund, Inc.’s Annual Report on Form N-CSR for the year ended December 31, 2022.

/s/ PricewaterhouseCoopers LLP

New York, New York

March 8, 2023